Exhibit 24.1

POWER OF ATTORNEY

Genworth Financial, Inc.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Thomas J. McInerney, Jerome T. Upton and Gregory S. Karawan and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement and any such amendments shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ Thomas J. McInerney Thomas J. McInerney President, Chief Executive Officer and Director (Principal Executive Officer)	April 11, 2024

/s/ Jerome T. Upton Jerome T. Upton Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 11, 2024

/s/ Darren W. Woodell Darren W. Woodell Vice President and Controller (Principal Accounting Officer)	April 11, 2024

/s/ Melina E. Higgins Melina E. Higgins Non-Executive Chair of the Board and Director	April 11, 2024

/s/ G. Kent Conrad G. Kent Conrad Director	April 11, 2024

/s/ Karen E. Dyson Karen E. Dyson Director	April 11, 2024

/s/ Jill R. Goodman Jill R. Goodman Director	April 11, 2024

/s/ Howard D. Mills, III Howard D. Mills, III Director	April 11, 2024

/s/ Robert P. Restrepo Jr. Robert P. Restrepo Jr. Director	April 11, 2024

/s/ Elaine A. Sarsynski Elaine A. Sarsynski Director	April 11, 2024

/s/ Ramsey D. Smith Ramsey D. Smith Director	April 11, 2024

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